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                                                              EXHIBIT (j)(2)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A of our report dated October 15, 1999 relating to the financial statements and financial highlights of n/i numeric investors Micro Cap Fund, n/i numeric investors Growth Fund, n/i numeric investors Mid Cap Fund, n/i numeric investors Larger Cap Value
Fund and n/i numeric investors Small Cap Value Fund, separately managed portfolios of The RBB Fund, Inc. (the "Fund"), which appears in the Annual Report to Shareholders of the Fund for the year ended August 31, 1999. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Miscellaneous-Independent Accountants" and "Financial Statements" in the Statement of Additional Information in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 29, 1999